UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

PURSUANTTO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 17, 2011

Hurco Companies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-9143	35-1150732
(Commission File Number)	(IRS Employer Identification No.)

One Technology Way
Indianapolis, Indiana	46268
(Address of Principal Executive Offices)	(Zip Code)

(317) 293-5309
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Hurco Companies, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K, dated March 18, 2011 to disclose the Company’s decision on how frequently it will include a shareholder vote to approve the compensation of its named executive officers in its proxy materials.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on March 17, 2011. The shareholders:

•	elected all eight of the Company’s nominees for director to serve until the next Annual Meeting of Shareholders;
•	approved, on an advisory basis, the compensation of the Company’s named executive officers described in the proxy statement;
•	recommended, on an advisory basis, that future shareholder say-on-pay votes should be solicited every year; and
•	appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2011.

Shares were voted on these proposals as follows:

Election of Directors:	Number of Votes FOR	Number of Votes WITHHELD	Non-Votes	Abstentions

Stephen H. Cooper	4,405,436	23,530	1,257,650	-
Michael Doar	4,362,439	66,527	1,257,650	-
Philip James	4,412,788	16,178	1,257,650	-
Michael P. Mazza	4,412,222	16,744	1,257,650	-
Richard T. Niner	4,363,909	65,057	1,257,650	-
Charlie Rentschler	4,362,518	66,448	1,257,650	-
Janaki Sivanesan	4,405,240	23,726	1,257,650	-

Advisory vote on executive compensation:

For	Against	Abstentions	Non-votes
4,376,124	38,411	14,431	1,257,650

Advisory vote to determine future advisory shareholder votes on executive compensation:

1 Year	2 Years	3 Years	Abstentions	Non-votes
2,516,701	139,488	1,754,737	17,040	1,258,650

	Number of Votes FOR	Number of Votes WITHHELD	Non-Votes	Abstentions

Appointment of public accounting firm:	5,649,558	25,555	-	11,503

Based on the voting results, the Board of Directors determined at its meeting on May 19, 2011, that the Company will include a non-binding shareholder advisory vote in its proxy materials every year on executive compensation.  The Company will hold annual advisory votes until the next advisory vote on the frequency of shareholder votes on named executive officer compensation.  The Company is required to hold advisory votes on frequency every six calendar years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2011

HURCO COMPANIES, INC.

By:	/s/ John G. Oblazney
John G. Oblazney, Vice President and Chief Financial Officer